Exhibit 10.44

THIRD AMENDMENT TO OFFICE BUILDING LEASE

This THIRD AMENDMENT TO OFFICE BUILDING LEASE (“Amendment”) is made and entered into as of October 12 , 2009, by and between PARK LAKE APARTMENTS, LLC, a California limited partnership (“Landlord”) and RIMINI STREET, INC., a Nevada corporation (“Tenant”).

RECITALS:

A.          WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Office Building Lease dated as of September 2006 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord Suite 246, consisting of approximately 1,794 rentable square feet and located on the second floor (“Original Premises”) of the building located at 6601 Koll Center Parkway, Pleasanton, California (“Building”);

B.          WHEREAS, the Original Lease was amended by that certain First Amendment to Office Building Lease dated as of October 2007 (“First Amendment”) pursuant to which, among other things, Landlord leased to Tenant, Suite 350, consisting of approximately 5,766 rentable square feet and located on the third floor (“Replacement Premises”) of the Building, in lieu of the Original Premises;

C.          WHEREAS, the Original Lease was further amended by that certain Second Amendment to Office Building Lease dated as of May 2009 (“Second Amendment”, together with the First Amendment and Original Lease, as amended, is referred to herein as the “Lease”) pursuant to which, among other things: (i) the Renewal Term was extended by the Second Renewal Term; and (ii) Landlord additionally leased to Tenant and Tenant additionally leased from Landlord approximately 6,337 rentable square feet of space on the third floor of the Building (“Expansion Premises”, together with the Replacement Premises is referred to herein as the “Existing Premises”) as of the Second Renewal Term Commencement Date; and

D.          WHEREAS, Landlord and Tenant now desire to amend the Lease in accordance with the tennis hereof whereby, among other things: (i) the Renewal Term shall be extended by the Third Renewal Term (as hereinafter defined); and (ii) Landlord shall additionally lease to Tenant and Tenant shall additionally lease from Landlord approximately 10,852 rentable square feet of space adjacent to the Existing Premises of the Building (“Second Expansion Premises”) as of the Third Renewal Term Commencement Date (as hereinafter defined), all upon the terms and conditions set forth in the Lease, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals. The foregoing recitals are incorporated herein by this reference.

2.          Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.

3.          Effective Date. The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).

4.          Extension of Renewal Term. Pursuant to the Second Amendment, the Renewal Term expires on August 31, 2013. As of the Effective Date, and notwithstanding the current expiration date of the Renewal Term, the term of the Lease for the Second Expansion Premises shall be for sixty (60) months (“Third Renewal Term”), commencing on November 1, 2009 (“Third Renewal Term Commencement Date”) and expiring on October 31, 2014 and the term of the Lease for the Existing Premises shall be extended to be co-terminus with the Third Renewal Term (i.e. expiring on October 31, 2014. Landlord shall provide Tenant with limited access to the Second Expansion Premises from October 15, 2009 for the sole purpose of permitting Tenant to ready the Premises for Tenant’s occupancy, at such times as are reasonably specified by Landlord so that Tenant’s access does not interfere with the performance of the Second Expansion Premises Tenant Improvements (as hereinafter defined). Tenant’s access to the Second Expansion Premises during the period of time prior to the Third Renewal Term Commencement Date shall be subject to all the provisions of the Lease, other than the payment of Rent and the expiration date of the Lease shall not be advanced by such access by Tenant of the Second Expansion Premises prior to the Third Renewal Term Commencement Date. Tenant shall not interfere with Landlord’s performance of the Second Expansion Premises Improvements. During the Third Renewal Term, all of the terms and provisions of the Lease, as amended by this Amendment, shall be in full force and effect and shall be applied in the same manner as such terms and provisions were applied during the original term of the Lease.

5.          Second Expansion Premises.

(a)          In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Second Expansion Premises. The Second Expansion Premises is more particularly described on Exhibit A attached hereto. The Second Expansion Premises is adjacent to the Existing Premises.

(b)          Tenant covenants, as a material part of the consideration for the Lease, as amended hereby, to keep and perform each and all of said terms, covenants and conditions for which Tenant is liable and that this Amendment is made upon the condition of such performance. On and after the Third Renewal Term Commencement Date, all of the terms and provisions of the Lease, as amended hereby, shall apply to both the Existing Premises and the Second Expansion Premises. From and after the Third Renewal Term Commencement Date, each and every reference in the Lease and in this Amendment to “Premises” shall be and mean the Existing Premises and the Second Expansion Premises, collectively. The Existing Premises and Second Expansion Premises consist of a total of approximately 22,955 rentable square feet. The Second Expansion Premises shall be known as Suite 300.

6.          Second Expansion Premises and Existing Premises Base Rent.

(a)          As of the Third Renewal Term Commencement Date, the monthly Base Rent for the Second Expansion Premises shall be as follows:

Period of the Third Renewal Term	Monthly Rental Rate Per Rentable Square Foot	Monthly Base Rent for the Second Expansion Premises
November 1, 2009 – December 31, 2009	$0.00	$0.00
January 1, 2010 – March 31, 2010	$0.96	$10,417.92
April 1, 2010 – October 31, 2010	$1.92	$20,835.84
November 1, 2010 – October 31, 2011	$1.97	$21,378.44
November 1, 2011 – October 31, 2013	$2.02	$21,921.04
November 1, 2013 – October 31, 2014	$2.07	$22,463.64

(b)          The monthly Base Rent for the Existing Premises shall be the same as is set forth in the Second Amendment, provided, however, commencing on September 1, 2013 and thereafter through the end of the Third Renewal Term, the monthly Base Rent for the Existing Premises shall be as follows:

Period of the Third Renewal Term	Monthly Rental Rate Per Rentable Square Foot	Monthly Base Rent for the Existing Premises
September 1, 2013 – October 31, 2013	$2.02	$24,448.06
November 1, 2013 – October 15, 2014	$2.07	$25,053.21

7.          Tenant’s Percentage Share. As of the Third Renewal Term Commencement Date, Tenant’s Percentage Share shall be adjusted upwards to 32.98%, to take into account the leasing of the Second Expansion Premises to Tenant.

8.          Base Year. The Base Year shall remain as 2009, as set forth in the Second Amendment.

9.          Second Expansion Premises Tenant Improvements.

(a)          Following the mutual execution and delivery of this Amendment and prior to the Third Renewal Term Commencement Date, Landlord shall construct and install certain improvements within the Second Expansion Premises (collectively herein, the “Second Expansion Premises Tenant Improvements”), which shall be constructed in accordance with the Bid Space Plan (“Bid Space Plan”), prepared by Blueline Associates, Inc. dated October 9, 2009 attached hereto as Exhibit B. The Second Expansion Premises Tenant Improvements shall be constructed by Landlord at Landlord’s expense. The costs of construction of any improvements requested by Tenant which are not set forth on Exhibit B (if any) shall be borne by Tenant.

(b)          Landlord will also be responsible for installing carpet throughout the Replacement Premises during the period starting November 1, 2011 and ending October 31, 2012 (“Replacement Premises Carpet Replacement”) using Building standard carpet in a color selected by Tenant (or receive a credit equivalent to such expense against a more expensive carpet selected by Tenant, in which case Tenant shall be responsible for the difference in cost between the standard carpet and the more expensive carpet that Tenant selects). Tenant shall specify, in writing in advance, when Landlord should install the carpet during such period of time. Landlord shall have no obligation to provide carpet outside of the aforementioned time periods nor shall Landlord be required to perform the Replacement Premises Carpet Replacement while an Event of Default is on-going. Notwithstanding the foregoing, Tenant shall, prior to the Replacement Premises Carpet Replacement by Landlords, at Tenant’s sole cost and expense, have any and all furniture moved within, or removed from, the Replacement Premises (and moved back to their original place after such installation) as required and in order to permit the Replacement Premises Carpet Replacement by Landlord.

(c)          For the purposes herein, the term “Tenant’s Delay” shall mean any delay in the construction of the Second Expansion Premises Tenant Improvements resulting from: (i) Tenant’s change(s) in the Bid Space Plan, provided that Tenant shall not change the Bid Space Plan without the prior written consent of Landlord, which consent shall not be unreasonably withheld unless such change either incorporates items which are not Building standard improvements; or (ii) Tenant’s request for materials, finishes or installations which require a longer time than Building standard improvements to obtain, install or complete; or (iii) Tenant’s failure to comply with Landlord’s contractor’s or subcontractor’s schedule; or (iv) an Event of Default by Tenant under the Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute such an Event of Default; or (v) delays caused by Tenant in construction; or (vi) any work performed in, on or about the Second Expansion Premises by Tenant or any Tenant Parties concurrently with the performance by Landlord of the Second Expansion Premises Tenant Improvements. Tenant acknowledges that the length and/or impact of any Second Expansion Premises Tenant’s Delay may exceed the duration or scope of such event or conduct due to the necessity of rescheduling work or other causes.

(d)          Tenant shall be responsible for the cost of expanding its card key access system to the Second Expansion Premises.

(e)          Tenant hereby acknowledges and approves that Landlord will be conducting Second Expansion Premises Tenant Improvements in the Second Expansion Premises and in the Replacement Premises with respect to the Replacement Premises Carpet Replacement during Tenant’s occupancy of the Existing Premises and Replacement Premises, as applicable. Tenant agrees that the performance of the Second Expansion Premises Tenant Improvements shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent or damages of any kind. Furthermore, in no event shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Existing Premises or of Tenant’s personal property or improvements resulting from the Second Expansion Premises Tenant Improvements or Landlord’s actions in connection with the Second Expansion Premises Tenant Improvements, or for any inconvenience or annoyance occasioned by the Second Expansion Premises Tenant Improvements or Landlord’s actions in connection with the Second Expansion Premises Tenant Improvements. Tenant shall ready the Existing Premises in a sufficiently clean condition to ensure that Landlord will be able to construct the Second Expansion Premises Tenant Improvements.

10.          Fourth Renewal Term.

(a)          Tenant has exercised the Third Renewal Option in the Lease and the provisions of Section 10(b) through (d) of the Second Amendment are no longer applicable. In particular, Landlord shall not be required to provide the carpet required pursuant to Section 10(c) of the Second Amendment.

(b)          Subject to the terms of this Section 10, Tenant shall have one (1) option (“Fourth Renewal Option”) to extend the Third Renewal Term for a consecutive period of sixty (60) months beyond the expiration of the Third Renewal Term (“Fourth Renewal Term”). The Fourth Renewal Term is personal to Tenant and may not be exercised by any sublessee or assignee of Tenant. The Fourth Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than three hundred sixty five (365) days and not less than one hundred eighty (180) days prior to the expiration of the Third Renewal Term. Any such Election Notice given by Tenant to Landlord shall be irrevocable. The Fourth Renewal Option and Tenant’s delivery of an Election Notice shall be voidable and of no force or effect at the election of Landlord, exercised in Landlord’s sole and absolute discretion, if (i) an Event of Default is occurring under the Lease, as amended hereby, either at the time Tenant exercises the Fourth Renewal Option or as of the commencement of the Fourth Renewal Term, or (ii) there is an event occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Lease, as amended hereby, either at the time of Tenant’s delivery of the Election Notice or at any time from the date of delivery of such Election Notice through the time of commencement of the Fourth Renewal Term or (iii) if there has been any materially adverse change in the financial condition of the Tenant, as of the commencement of the Fourth Renewal Term. If Tenant fails to exercise the Fourth Renewal Option in a timely manner, as provided for above, then the Fourth Renewal Option shall be void and of no force and effect. The validly exercised Fourth Renewal Term shall be upon the same terms and conditions as the Lease, as amended, except that: (x) the annual Base Rent during the Fourth Renewal Term shall be equal to the Fair Market Rent (as defined in the Second Amendment) as of the commencement of the Fourth Renewal Term; and (y) Tenant shall have no further renewal options pursuant to this Section 10 or any provision of the Lease.

(c)          No later than thirty (30) days prior to the commencement of the Fourth Renewal Term, Tenant shall deposit with Landlord an amount, that when taken together with the Security Deposit, equals the monthly Base Rent due for the last month of the Fourth Renewal Term. Upon the commencement of the Fourth Renewal Term, the term “Security Deposit” shall automatically include such additional Security Deposit and such additional Security Deposit shall be held pursuant to the terms of Article 5 of the Lease. If Tenant fails to deposit such additional Security Deposit as and when required hereunder, Tenant’s exercise of the Fourth Renewal Option shall be null and void and the Third Renewal Term shall expire naturally.

11.          Right of First Offer.

(a)          Subject to the then-existing renewal or expansion options of the tenants in the ROFO Premises (as hereinafter defined) (“Prior Rights”), Tenant shall have the right, from time to time, to lease the vacant spaces on the second floor of the Building (“ROFO Premises”). Upon receipt by Landlord of written notice from a third party that it desires to lease the ROFO Premises (other than the tenants, if any, with Prior Rights), Landlord shall notify Tenant in writing (the “ROFO Initial Notice”). The ROFO Initial Notice shall: (i) describe the ROFO Premises that is vacant; and (ii) the terms on which Landlord would lease such ROFO Premises to Tenant (“ROFO Terms”). The ROFO Terms must be at the then-existing fair market value, as reasonably determined by Landlord for like kind properties, taking into account all factors that a landlord would typically take into account when leasing office premises.

(b)          Tenant shall have the right (“ROFO”), to be exercised within ten (10) calendar days of the ROFO Initial Notice (“ROFO Notice”), or waived if not so exercised, to provide written notice to Landlord to elect to lease the ROFO Premises on the ROFO Terms. If Tenant exercises the ROFO, Landlord and Tenant shall enter into an agreement documenting and incorporating the ROFO Terms (the “ROFO Amendment”) within ten (10) calendar days after the ROFO Notice.

(c)          If Tenant fails to deliver the ROFO Notice as and when required above or if Landlord and Tenant fail to enter into the ROFO Amendment, Landlord shall then be free to offer such space or any part thereof, and negotiate a lease therefor, on any terms and conditions, whether better or worse than those discussed with Tenant, with any other party and Tenant shall have no further right to lease the space which is the subject of the ROFO Initial Notice. The right to lease the space by Tenant hereunder shall apply only to the entire space described in the ROFO Initial Notice.

(d)          Notwithstanding anything to the contrary contained herein, the ROFO in this Section 11 is personal to Rimini Street, Inc., a Nevada corporation, shall be exercisable only by Rimini Street, Inc., a Nevada corporation, and may not be assigned or exercised by any assignee, sublessee or transferee of Rimini Street, Inc., a Nevada corporation’s interest in the Lease, or any successor in interest to Rimini Street, Inc., a Nevada corporation, nor may it be exercised if any portion of the Premises is sublet, or if Rimini Street, Inc., a Nevada corporation, is not occupying 100% of the Premises or if an Event of Default is occurring under the Lease, as amended hereby, either at the time Tenant exercises the ROFO or as of the commencement of the lease for the ROFO Premises or there is an event occurring which with the giving of notice or the passage of time, or both, would constitute an Event of Default under the Lease, as amended hereby, either at the time of Tenant’s exercise of the ROFO or at any time from the date of delivery of the ROFO Notice through the time of commencement of the lease for the ROFO Premises or if there has been any materially adverse change in the financial condition of the Tenant, as of the commencement of the Fourth Renewal Term.

12.          Parapet Signage. Section 11 of the Second Amendment is hereby deleted in its entirety and replaced with the following: “Subject to Article 27 of the Lease, as of the Third Renewal Term Commencement Date, Tenant shall have the right to one (1) parapet sign on the exterior of the Building in a location mutually agreeable to Landlord and Tenant above the front entry to the Building, and subject to the approval of the City of Pleasanton. Landlord and Tenant shall comply with all Applicable Laws and the CC&R’s in connection with the parapet signage. The fabrication, installation, maintenance, repair and removal, as well as Building exterior restoration, shall be at Tenant’s sole expense.”

13.          Parking. As of the Third Renewal Term Commencement Date, Tenant’s entitlement to parking spaces shall be based upon the rentable square feet in the Existing Premises and Second Expansion Premises, collectively.

14.          Security Deposit. Pursuant to the Original Lease, First Amendment and Second Amendment, Tenant has deposited a total of Twenty-Seven Thousand Two Hundred Thirty-One and 75/100 Dollars ($27,231.75) as the Security Deposit. Upon the Effective Date, Tenant shall deposit with Landlord the additional sum of Twenty Thousand Two Hundred Eighty-Five and 10/100 Dollars ($20,285.10), so that such sum, together with the original Security Deposit, shall equal the Base Rent due for the last month of Third Renewal Term and such original Security Deposit together with the additional amount shall be considered the “Security Deposit” and shall be subject to Article 5 of the Lease.

15.          As-Is. Subject to the Second Expansion Premises Tenant Improvements, Tenant agrees and acknowledges that the Existing Premises remain acceptable for Tenant’s use, and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Existing Premises or the Second Expansion Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Subject to completion of the Second Expansion Premises Tenant Improvements, Tenant accepts the Existing Premises in an “AS IS” condition.

16.          Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.

17.          Express Changes Only. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

18.          Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent, other than Colliers International, acting in its dual capacity on behalf of Landlord and Tenant. Landlord shall pay Colliers International pursuant to a separate written agreement. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.

19.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.

20.          Entire Agreement. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.

[SIGNATURE PAGE ATTACHED]

LANDLORD:

PARK LAKE APARTMENTS, L.P.,
a California limited partnership

By:	/s/ Carlo Zocchi
Name:	Carlo Zocchi
Its:	General Partner

TENANT:

RIMINI STREET, INC.,
a Nevada corporation

By:	/s/ Seth Ravin
Name:	Seth Ravin
Its:	CEO & President

EXHIBIT A

SECOND EXPANSION PREMISES FLOOR PLAN

[see attached]

OFFICE ±16' X 18'
OFFICE ±9' X 16'
OFFICE ±9' X 16'
OFFICE ±9' X 16'
OFFICE ±8' X 16'
OFFICE ±9' X 16'
OFFICE ±9' X 16'
OFFICE ±14' X 18'
KITCH. ±21' X 8'
CONFERENCE ±30' X 18'
OPEN OFFICE ±23' X 8'
OPEN OFFICE ±28' X 8'
RECEPTION ±29' X 24'
OPEN OFFICE ±25' X 44'
BREAK ±26' X 20'
COPY ±12' X 18'
STOR.
OPEN OFFICE ±23' X 27'
OPEN OFFICE ±26' X 16'
OPEN OFFICE ±18' X 16'
CLST.
OFFICE ±16' X 17'
OFFICE ±9' X 17'
OFFICE ±14' X 17'
OFFICE ±9' X 17'
OFFICE ±9' X 17'
OFFICE ±9' X 17'
OFFICE ±23' X 25'
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
OFFICE
OFFICE
COPY RM.
STORAGE
WORK AREA
BREAK RM.
OPEN OFFICE
OFFICE
OFFICE
STR.
BREAK RM.
IT
CONF.
CONF.
OFFICE
OPEN OFFICE
CONF.
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE

aai
architecture + interior design

SAN JOSE PLEASANTON
www.aaidesign.com

SECOND EXPANSION PREMISES FLOOR PLAN- EXHIBIT A

SUITE # 300
6601 KOLL CENTER PARKWAY
7177.00
10,852 RSF
10.15.09

EXHIBIT B

BID SPACE PLAN

[See attached]